Exhibit 99.1

FOR IMMEDIATE RELEASE	07-13 Contact: L. Anderson Creel Chief Financial Officer 713.787.3138 James S. D’Agostino, Jr. Chairman and CEO 713.787.3103

ENCORE BANCSHARES REPORTS THIRD QUARTER 2007 NET EARNINGS

OF $2.2 MILLION OR $0.22 PER SHARE

HOUSTON – October 26, 2007 – Encore Bancshares, Inc. (NASDAQ: EBTX) today announced earnings for the third quarter of 2007.

Highlights:

•	Net earnings grew 32% over third quarter of 2006

•	Net interest margin improved 41 basis points over the prior year quarter

•	Loans increased 20% compared with the third quarter of 2006

•	Nonperforming assets dropped 27% compared with the second quarter of 2007

“We continued to make good progress in improving our net interest margin and profitability during the quarter,” said James S. D’Agostino, Jr., Chairman and Chief Executive Officer. “In addition, we reported a 38% increase in wealth management earnings, with assets under management up 16% to $2.8 billion. Further I am pleased that our credit quality metrics are improving.”

In the third quarter of 2007, we completed our initial public offering of 2,190,475 shares of common stock (including the underwriter’s over allotment), which priced at $21.00 per share on July 17, 2007. The net proceeds of the offering, approximately $41.7 million, contributed to total shareholders’ equity of $155.4 million as of September 30, 2007.

Earnings

For the three months ended September 30, 2007, net earnings were $2.2 million, or $0.22 per diluted share, compared with $1.7 million, or $0.21 per diluted share, for the same period of 2006. The 32.3% improvement in net earnings was due primarily to greater net interest income resulting from an improved asset and funding mix and growth in wealth management earnings.

For the nine months ended September 30, 2007, net earnings were $5.7 million, or $0.64 per diluted share, compared with $6.3 million, or $0.80 per diluted share, for the first nine months of 2006. The 10.0% decrease in net earnings, period over period, was due primarily to a decrease in mortgage banking income.

Net Interest Income

Net interest income for the third quarter of 2007 was $9.1 million, up $1.5 million, or 20.1%, compared with the third quarter of 2006. The net interest margin expanded 41 basis points to 2.86%, reflecting an improved asset and funding mix resulting from the replacement of lower yielding first mortgage loans and securities with higher yielding loans. For the nine months ended September 30, 2007, net interest income was $24.7 million, an increase of $2.0 million, or 8.6%, compared with the same period in 2006. The net interest margin increased 20 basis points to 2.69%, due primarily to improvements in the asset and funding mix. Linked quarter (compared with the immediately preceding quarter) net interest income rose $1.1 million, or 13.4%, and the net interest margin improved 19 basis points.

Noninterest Income

Noninterest income was $7.5 million in the third quarter of 2007, down $359,000, or 4.6%, compared with the third quarter of 2006. Noninterest income for the nine months ended September 30, 2007 was $24.7 million, a decrease of $2.1 million, or 8.0%, compared with the same period of 2006. The decrease in noninterest income for both periods was primarily attributable to reduced mortgage banking income, the majority of which was related to second mortgages. This reduction occurred due to the combined effects of a lower dollar volume of mortgage loans sold and lower pricing, which resulted from a slowdown in the housing market and changes in the market for mortgage loans.

As a result of the unfavorable mortgage market conditions that have developed, and giving consideration to our assessment that the credit quality of the mortgage loans we originate is strong and the yield is favorable, we intend to originate these loans for our portfolio. We began this practice with all new loans originated in the latter part of the third quarter. We anticipate that the near-term decrease in mortgage banking income resulting from this change in strategy will be mitigated in the long term by an increase in interest income as a result of the growth in the loan portfolio from the retained mortgage loans. In an effort to further mitigate the decrease in mortgage banking income, we initiated a cost reduction effort in the fourth quarter of 2007, which includes a staff consolidation of approximately 5%. We expect that these cost reductions will yield expense savings of approximately $2.0 million in 2008 which will mostly be reinvested in growing our business.

Noninterest Expense

Noninterest expense was $12.5 million for the third quarter of 2007, up $420,000, or 3.5%, compared with the third quarter of 2006. Noninterest expense for the nine months ended September 30, 2007 was $38.2 million, up $551,000, or 1.5%, compared with the same period of 2006. The change in both periods was due primarily to the costs associated with opening two new private client offices. Partially offsetting these increased expenses were lower commissions paid as a result of the slowdown in mortgage origination and lower expenses due to the sale of certain trust related assets in June 2006. Linked quarter noninterest expense decreased $800,000, or 6.0%, as a result of a loss related to an early debt extinguishment in the second quarter of 2007 and increased cost deferrals associated with originating second mortgages for the loan portfolio.

Segment Earnings

On a segment basis, our banking net earnings were $1.3 million for the third quarter of 2007, an increase of $153,000, or 13.7%, compared with the same period of 2006, resulting from a rise in net interest income that was partially offset by a decline in mortgage banking income. Our wealth management group showed net earnings of $915,000 for the third quarter of 2007, an increase of $251,000, or 37.8%, over the prior year quarter. The growth in net earnings was due primarily to a 16.2% increase in assets under management. Our insurance group also reported earnings growth, with net earnings of $316,000 for the third quarter of 2007, an increase of $64,000, or 25.4% compared with the prior year quarter. The increased net earnings were due primarily to growth in commercial business lines.

Loans

Period end loans were $1.0 billion at September 30, 2007, an increase of $173.1 million, or 20.2%, from September 30, 2006, and up $77.3 million, or 8.1%, on a linked quarter basis. Average loans were $973.6 million for the third quarter of 2007, an increase of $133.0 million, or 15.8%, compared with the prior year quarter.

Deposits

Period end deposits were $1.0 billion, up $92.8 million, or 9.9%, from September 30, 2006 and up $11.9 million, or 1.2%, on a linked quarter basis. Noninterest-bearing deposits were $115.7 million, up $28.9 million, or 33.3%, from September 30, 2006. Average deposits were $1.0 billion for the third quarter of 2007, up $86.8 million, or 9.4%, compared with the prior year quarter.

Credit Quality

Net charge-offs for the third quarter of 2007 were $465,000, or 0.19% of average total loans on an annualized basis, compared with $182,000, or 0.09% of average total loans on an annualized basis, for the third quarter of 2006. The provision for loan losses was $1.0 million in the third quarter, an increase of $243,000, or 31.8%, compared with the prior year quarter, reflecting the growth in the loan portfolio. The allowance for loan losses was $10.7 million, or 1.04% of total loans at September 30, 2007, compared with $10.2 million, or 1.07% of total loans at June 30, 2007.

At September 30, 2007, nonperforming assets were $9.5 million, or 0.92% of total loans and investment in real estate, compared with $9.7 million, or 1.07% of total loans and investment in real estate at December 31, 2006. At September 30, 2007, non-accrual loans were $8.7 million compared with $9.1 million at June 30, 2007. Non-accrual loans consisted primarily of one loan in the amount of $6.3 million to a law firm. Loans 90 days past due and still accruing were $20,000 at September 30, 2007 compared with $2.2 million at June 30, 2007. The improvement is primarily attributable to a number of small commercial loans that were renewed or repaid. Investment in real estate decreased $1.1 million, due to the sale of a property that was originally acquired to be a private client office. We expect that nonperforming assets will be further reduced prior to year-end 2007.

Other Information

Effective October 1, 2007, Encore Bank’s Executive Vice President and Chief Credit Officer, John Fields, resigned from his position. Mr. Fields has been with Encore Bank since 2000 and has served in his current position since that time.

To ensure continuity of our strong credit culture as well as adherence to credit policies and practices, the duties of Chief Credit Officer have been assumed on an interim basis by Chairman and CEO, James D’Agostino, until a permanent replacement is named. In addition, Jim Riley, an experienced banker, who joined the bank in March 2007 as a credit consultant, will continue to support credit administration.

Conference Call

A conference call will be held on Friday, October 26, 2007 at 10 a.m., Central time to discuss third quarter 2007 results. A question and answer session will follow the prepared remarks. Individuals may access the call by dialing 1-800-289-0569 (Int’l callers dial 913-981-5542), or access the live webcast by visiting www.encorebank.com/investorrelations.shtml or www.bestcalls.com

About Encore Bancshares, Inc.

Encore Bancshares, Inc. is a bank holding company headquartered in Houston, Texas, with $1.4 billion in consolidated assets. Encore builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. We offer a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through Encore Bank, N.A. and its subsidiaries Linscomb & Williams and Town & Country Insurance. Encore Bank operates eleven private client offices in Houston and six in southwest Florida. Encore Bancshares’ common stock is listed on the NASDAQ Global Market under the symbol “EBTX.”

This press release contains certain forward-looking information about Encore Bancshares that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Risks and uncertainties include, but are not limited to: competitive pressure among financial institutions; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; changes in the interest rate environment; the continued service of key management personnel; our ability to attract, motivate and retain key employees; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described in our public filings with the Securities and Exchange Commission.

Encore Bancshares, Inc. | Nine Greenway Plaza, Suite 1000 | Houston, Texas 77046

www.encorebank.com

Encore Bancshares, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Unaudited, dollars in thousands, except per share data)

	As of and for the Three Months Ended September 30,		As of and for the Nine Months Ended September 30,
	2007	2006	2007	2006
Earnings Statement Data:
Interest income	$21,032	$19,513	$60,187	$56,220
Interest expense	11,966	11,963	35,443	33,435

Net interest income	9,066	7,550	24,744	22,785
Provision for loan losses	1,008	765	2,853	2,287

Net interest income after provision for loan losses	8,058	6,785	21,891	20,498
Noninterest income	7,521	7,880	24,697	26,839
Noninterest expense	12,489	12,069	38,240	37,689

Net earnings before income taxes	3,090	2,596	8,348	9,648
Income tax expense	842	897	2,667	3,334

Net earnings	$2,248	$1,699	$5,681	$6,314

Common Share Data:
Basic earnings per share	$0.24	$0.23	$0.70	$0.84
Diluted earnings per share	0.22	0.21	0.64	0.80
Book value per share	15.36	13.34	15.36	13.34
Tangible book value per share	11.91	8.85	11.91	8.85
Weighted average shares outstanding
(basic)	9,347,162	7,503,526	8,160,116	7,500,999
Weighted average shares outstanding
(diluted)	10,156,090	7,934,716	8,836,428	7,906,746
Shares outstanding at end of period	10,120,440	7,781,709	10,120,440	7,781,709

Selected Performance Ratios:
Return on average assets	0.66%	0.51%	0.58%	0.64%
Return on average equity	6.20%	6.60%	6.31%	8.44%
Return on average tangible equity	8.20%	10.05%	8.93%	13.03%
Net interest margin	2.86%	2.45%	2.69%	2.49%
Efficiency ratio	74.03%	76.68%	75.80%	74.50%
Noninterest income to total revenue	45.34%	51.07%	49.95%	54.08%

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands, except per share data)

	Sept 30, 2007	June 30, 2007	March 31, 2007	Dec 31, 2006	Sept 30, 2006
ASSETS
Cash and due from banks	$19,044	$23,972	$23,912	$27,428	$24,143
Interest-bearing deposits in banks	1,804	2,903	7,122	2,904	3,924
Federal funds sold and other	100,630	9,862	888	8,764	18,398

Cash and cash equivalents	121,478	36,737	31,922	39,096	46,465
Securities available-for-sale, at estimated fair value	12,205	15,298	51,439	83,701	88,193
Securities held-to-maturity, at amortized cost	140,507	148,983	156,472	172,555	180,967
Mortgages held-for-sale	2,244	54,004	45,954	57,769	51,916
Loans receivable	1,030,133	952,838	932,793	908,368	857,005
Allowance for loan losses	(10,711)	(10,168)	(9,790)	(9,056)	(10,123)

Net loans receivable	1,019,422	942,670	923,003	899,312	846,882
Federal Home Loan Bank of Dallas stock, at cost	5,805	6,424	6,611	7,719	9,416
Investments in real estate	731	1,785	1,785	235	450
Premises and equipment, net	15,814	15,790	13,051	12,639	12,337
Goodwill	27,922	27,905	27,894	27,869	27,085
Other intangible assets, net	6,991	7,200	7,408	7,618	7,855
Cash surrender value of life insurance policies	13,951	13,818	13,684	13,551	13,419
Accrued interest receivable and other assets	16,062	16,587	15,764	14,779	13,967

	$1,383,132	$1,287,201	$1,294,987	$1,336,843	$1,298,952

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$115,742	$106,064	$112,585	$131,476	$86,845
Interest-bearing	916,442	914,208	884,713	899,335	852,563

Total deposits	1,032,184	1,020,272	997,298	1,030,811	939,408
Borrowings and repurchase agreements	166,359	125,753	157,505	171,732	227,455
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Accrued interest payable and other liabilities	8,538	9,447	10,621	8,004	7,648

Total liabilities	1,227,700	1,176,091	1,186,043	1,231,166	1,195,130
Commitments and contingencies	—	—	—	—	—
Puttable common stock	—	—	—	774	774
Puttable common stock in excess of par	—	—	—	9,492	9,492

Total puttable common stock	—	—	—	10,266	10,266
Shareholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	10,124	7,925	7,901	7,016	7,014
Additional paid-in capital	107,954	68,188	67,670	57,585	57,248
Retained earnings	38,060	35,812	34,154	32,529	31,365
Common stock in treasury, at cost	(69)	(69)	(69)	(69)	(104)
Accumulated other comprehensive loss	(637)	(746)	(712)	(1,650)	(1,967)

Total shareholders’ equity	155,432	111,110	108,944	95,411	93,556

	$1,383,132	$1,287,201	$1,294,987	$1,336,843	$1,298,952

Ratios:
Leverage ratio	10.71%	7.66%	7.40%	6.35%	6.26%
Tier 1 risk-based capital ratio	14.20%	10.31%	10.28%	9.20%	9.56%
Total risk-based capital ratio	15.28%	11.40%	11.35%	11.37%	11.99%
Book value per share	$15.36	$14.03	$13.80	$13.57	$13.34
Tangible book value per share	11.91	9.60	9.33	9.01	8.85
Tangible common equity to tangible assets	8.94%	6.07%	5.85%	5.39%	5.45%

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited, dollars in thousands, except per share data)

	Three Months Ended					Nine Months Ended September 30,
	Sept 30, 2007	June 30, 2007	March 31, 2007	Dec 31, 2006	Sept 30, 2006
						2007	2006
Interest income:
Loans, including fees	$17,309	$16,346	$15,808	$15,283	$14,651	$49,463	$41,470
Mortgages held-for-sale	1,346	1,202	1,121	1,442	1,787	3,669	5,104
Securities	1,463	1,745	2,273	2,583	2,705	5,481	8,656
Federal funds sold and other	914	382	278	282	370	1,574	990

Total interest income	21,032	19,675	19,480	19,590	19,513	60,187	56,220
Interest expense:
Deposits	9,947	9,525	9,456	9,441	8,603	28,928	21,079
Borrowings and repurchase agreements	1,651	1,779	1,889	2,318	2,898	5,319	11,060
Junior subordinated debentures	368	373	455	443	462	1,196	1,296

Total interest expense	11,966	11,677	11,800	12,202	11,963	35,443	33,435

Net interest income	9,066	7,998	7,680	7,388	7,550	24,744	22,785
Provision for loan losses	1,008	945	900	1,204	765	2,853	2,287

Net interest income after provision for loan losses	8,058	7,053	6,780	6,184	6,785	21,891	20,498
Noninterest income:
Trust and investment management fees	4,501	4,268	4,244	4,159	3,899	13,013	13,156
Mortgage banking	1,167	2,052	2,192	2,643	2,243	5,411	8,018
Insurance commissions and fees	1,450	1,562	1,713	1,114	1,364	4,725	4,342
Real estate operations, including net gain on sales	178	107	18	(21)	81	303	355
Net loss on sale of available-for-sale securities	—	(32)	(149)	—	—	(181)	—
Other	225	764	437	349	293	1,426	968

Total noninterest income	7,521	8,721	8,455	8,244	7,880	24,697	26,839
Noninterest expense:
Compensation	7,318	7,855	7,863	7,272	7,482	23,036	23,775
Occupancy	1,438	1,499	1,399	1,634	1,236	4,336	3,831
Equipment	506	497	520	516	511	1,523	1,534
Advertising and promotion	328	271	196	374	227	795	718
Outside data processing	884	904	808	834	861	2,596	2,419
Professional fees	401	458	390	405	497	1,249	1,404
Intangible amortization	209	211	209	236	237	629	719
Loss on early debt extinguishment	—	391	—	—	—	391	—
Other	1,405	1,203	1,077	1,378	1,018	3,685	3,289

Total noninterest expense	12,489	13,289	12,462	12,649	12,069	38,240	37,689

Net earnings before income taxes	3,090	2,485	2,773	1,779	2,596	8,348	9,648
Income tax expense	842	827	998	615	897	2,667	3,334

NET EARNINGS	$2,248	$1,658	$1,775	$1,164	$1,699	$5,681	$6,314

Earnings Per Common Share:
Basic	$0.24	$0.22	$0.23	$0.16	$0.23	$0.70	$0.84
Diluted	0.22	0.20	0.22	0.15	0.21	0.64	0.80
Average common shares outstanding	9,347,162	7,558,597	7,554,893	7,501,526	7,503,526	8,160,116	7,500,999
Diluted average common shares outstanding	10,156,090	8,199,564	8,131,379	7,981,883	7,934,716	8,836,428	7,906,746

Encore Bancshares, Inc. and Subsidiaries

AVERAGE CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	Three Months Ended
	Sept 30, 2007	June 30, 2007	March 31, 2007	Dec 31, 2006	Sept 30, 2006
Assets:
Interest-earning assets:
Loans	$973,641	$938,356	$916,523	$887,439	$840,674
Mortgages held-for-sale	60,959	53,926	52,273	59,042	80,951
Securities	156,159	183,008	232,154	262,873	277,854
Federal funds sold and other	68,347	27,755	19,412	18,448	25,248

Total interest-earning assets	1,259,106	1,203,045	1,220,362	1,227,802	1,224,727
Less: Allowance for loan losses	(10,391)	(9,843)	(9,268)	(10,110)	(9,726)
Noninterest-earning assets	102,667	103,512	102,234	104,350	100,204

Total assets	$1,351,382	$1,296,714	$1,313,328	$1,322,042	$1,315,205

Liabilities, shareholders’ equity and puttable common stock:
Interest-bearing liabilities:
Interest checking	$169,860	$167,956	$183,335	$175,640	$168,222
Money market and savings	358,732	340,950	334,971	331,517	294,911
Time deposits	375,896	373,669	374,389	369,385	373,687

Total interest-bearing deposits	904,488	882,575	892,695	876,542	836,820
Borrowings and repurchase agreements	158,203	161,698	172,660	205,667	252,416
Junior subordinated debentures	20,619	20,930	20,619	20,619	20,619

Total interest-bearing liabilities	1,083,310	1,065,203	1,085,974	1,102,828	1,109,855

Noninterest-bearing liabilities:
Noninterest-bearing deposits	108,168	109,753	105,950	100,773	89,038
Other liabilities	16,128	12,127	13,685	14,091	14,161

Total liabilities	1,207,606	1,187,083	1,205,609	1,217,692	1,213,054
Shareholders’ equity and puttable common stock	143,776	109,631	107,719	104,350	102,151

Total liabilities, shareholders’ equity and puttable common stock	$1,351,382	$1,296,714	$1,313,328	$1,322,042	$1,315,205

Encore Bancshares, Inc. and Subsidiaries

SELECTED FINANCIAL DATA

(Unaudited, dollars in thousands)

	Sept 30, 2007	June 30, 2007	March 31, 2007	Dec 31, 2006	Sept 30, 2006
Loan Portfolio:
Commercial:
Commercial	$111,072	$113,370	$115,896	$113,526	$106,201
Commercial real estate	249,576	225,985	210,992	190,550	169,811
Real estate construction	132,557	130,168	134,781	121,848	109,761

Total commercial	493,205	469,523	461,669	425,924	385,773
Consumer:
Residential real estate	411,260	355,279	334,156	336,077	317,390
Home equity lines	76,096	76,452	78,430	78,158	75,038
Consumer installment - indirect	29,210	33,622	39,204	44,360	50,020
Consumer other	20,362	17,962	19,334	23,849	28,784

Total consumer	536,928	483,315	471,124	482,444	471,232

Total loans receivable	$1,030,133	$952,838	$932,793	$908,368	$857,005

Nonperforming Assets:
Nonaccrual loans	$8,734	$9,111	$8,446	$9,411	$4,453
Accruing loans past due 90 days or more	20	2,178	100	96	870
Restructured loans	—	—	—	—	—

Total nonperforming loans	8,754	11,289	8,546	9,507	5,323

Investment in real estate	731	1,785	1,785	235	450

Total nonperforming assets	$9,485	$13,074	$10,331	$9,742	$5,773

Asset Quality Ratios:
Nonperforming assets to total loans and investment in real estate	0.92%	1.37%	1.11%	1.07%	0.67%
Net charge-offs to average loans	0.19%	0.24%	0.07%	1.02%	0.09%
Allowance for loan losses to period-end loans	1.04%	1.07%	1.05%	1.00%	1.18%
Allowance for loan losses to nonperforming loans	122.36%	90.07%	114.56%	95.26%	190.17%

Deposits:
Noninterest-bearing deposits	$115,742	$106,064	$112,585	$131,476	$86,845
Interest checking	169,646	172,079	174,602	191,683	162,172
Money market and savings	362,289	368,682	329,414	332,605	323,724
Time deposits less than $100,000	175,071	166,482	174,281	178,216	173,340

Core deposits	822,748	813,307	790,882	833,980	746,081

Time deposits $100,000 and greater	194,619	188,075	195,894	187,864	184,339
Brokered deposits	14,817	18,890	10,522	8,967	8,988

Total deposits	$1,032,184	$1,020,272	$997,298	$1,030,811	$939,408

Assets Under Management	$2,792,894	$2,683,841	$2,609,893	$2,509,185	$2,403,681

Encore Bancshares, Inc. and Subsidiaries

ALLOWANCE FOR LOAN LOSSES

(Unaudited, dollars in thousands)

	Three Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2007	2007	2007	2006	2006
Allowance for loan losses at beginning of quarter	$10,168	$9,790	$9,056	$10,123	$9,540
Charge-offs:
Commercial:
Commercial	(42)	—	—	(1,488)	—
Commercial real estate	—	—	—	—	—
Real estate construction	—	—	—	—	—

Total commercial	(42)	—	—	(1,488)	—

Consumer:
Residential real estate	(340)	(416)	(84)	(66)	(27)
Home equity lines	(25)	—	(10)	(61)	(71)
Consumer installment - indirect	(307)	(215)	(80)	(439)	(174)
Consumer other	(13)	(24)	(144)	(340)	(76)

Total consumer	(685)	(655)	(318)	(906)	(348)

Total charge-offs	(727)	(655)	(318)	(2,394)	(348)

Recoveries:
Commercial:
Commercial	6	—	—	—	—
Commercial real estate	—	—	—	—	—
Real estate construction	—	—	—	—	—

Total commercial	6	—	—	—	—

Consumer:
Residential real estate	157	7	26	3	99
Home equity lines	—	—	43	—	1
Consumer installment - indirect	76	45	64	100	43
Consumer other	23	36	19	20	23

Total consumer	256	88	152	123	166

Total recoveries	262	88	152	123	166

Net charge-offs	(465)	(567)	(166)	(2,271)	(182)

Provision for loan losses	1,008	945	900	1,204	765

Allowance for loan losses at end of quarter	$10,711	$10,168	$9,790	$9,056	$10,123

Encore Bancshares, Inc. and Subsidiaries

SEGMENT OPERATIONS

(Unaudited, dollars in thousands)

	As of and for the Three Months Ended
	Sept 30, 2007	June 30, 2007	March 31, 2007	Dec 31, 2006	Sept 30, 2006
Banking
Net interest income	$9,315	$8,258	$8,035	$7,732	$7,927
Provision for loan losses	1,008	945	900	1,204	765
Noninterest income	1,559	2,807	2,481	2,978	2,620
Noninterest expense	8,338	8,853	8,453	8,522	8,223

Earnings before income taxes	1,528	1,267	1,163	984	1,559
Income tax expense	261	370	396	373	445

Net earnings	$1,267	$897	$767	$611	$1,114

Total assets at quarter end	$1,392,156	$1,292,112	$1,301,562	$1,342,446	$1,304,825

Wealth Management
Net interest income	$82	$77	$73	$73	$66
Noninterest income	4,501	4,268	4,244	4,160	3,898
Noninterest expense	3,137	2,988	3,027	3,190	2,860

Earnings before income taxes	1,446	1,357	1,290	1,043	1,104
Income tax expense	531	483	467	344	440

Net earnings	$915	$874	$823	$699	$664

Total assets at quarter end	$45,425	$44,395	$43,935	$42,684	$41,419

Insurance
Net interest income	$37	$36	$27	$26	$19
Noninterest income	1,460	1,637	1,716	1,117	1,352
Noninterest expense	1,014	1,057	982	937	986

Earnings before income taxes	483	616	761	206	385
Income tax expense	167	232	272	195	133

Net earnings	$316	$384	$489	$11	$252

Total assets at quarter end	$9,219	$9,101	$9,278	$8,231	$8,219

Other
Net interest expense	$(368)	$(373)	$(455)	$(443)	$(462)
Noninterest income	1	9	14	(11)	10
Noninterest expense	—	391	—	—	—

Loss before income taxes	(367)	(755)	(441)	(454)	(452)
Income tax benefit	(117)	(258)	(137)	(297)	(121)

Net loss	$(250)	$(497)	$(304)	$(157)	$(331)

Total assets at quarter end	$(63,668)	$(58,407)	$(59,788)	$(56,518)	$(55,511)

Consolidated
Net interest income	$9,066	$7,998	$7,680	$7,388	$7,550
Provision for loan losses	1,008	945	900	1,204	765
Noninterest income	7,521	8,721	8,455	8,244	7,880
Noninterest expense	12,489	13,289	12,462	12,649	12,069

Earnings before income taxes	3,090	2,485	2,773	1,779	2,596
Income tax expense	842	827	998	615	897

Net earnings	$2,248	$1,658	$1,775	$1,164	$1,699

Total assets at quarter end	$1,383,132	$1,287,201	$1,294,987	$1,336,843	$1,298,952

Encore Bancshares, Inc. and Subsidiaries

YIELD ANALYSIS

(Unaudited, dollars in thousands)

	For the Three Months Ended September 30,
	2007			2006
	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate
Assets:
Interest-earning assets:
Loans	$973,641	$17,309	7.05%	$840,674	$14,651	6.91%
Mortgages held-for-sale	60,959	1,346	8.76%	80,951	1,787	8.76%
Securities	156,159	1,463	3.72%	277,854	2,705	3.86%
Federal funds sold and other	68,347	914	5.31%	25,248	370	5.81%

Total interest-earning assets	1,259,106	21,032	6.63%	1,224,727	19,513	6.32%
Less: Allowance for loan losses	(10,391)			(9,726)
Noninterest-earning assets	102,667			100,204

Total assets	$1,351,382			$1,315,205

Liabilities, shareholders’ equity and puttable common stock:
Interest-bearing liabilities:
Interest checking	$169,860	$1,347	3.15%	$168,222	$1,184	2.79%
Money market and savings	358,732	3,907	4.32%	294,911	3,206	4.31%
Time deposits	375,896	4,693	4.95%	373,687	4,213	4.47%

Total interest-bearing deposits	904,488	9,947	4.36%	836,820	8,603	4.08%
Borrowings and repurchase agreements	158,203	1,651	4.14%	252,416	2,898	4.55%
Junior subordinated debentures	20,619	368	7.08%	20,619	462	8.89%

Total interest-bearing liabilities	1,083,310	11,966	4.38%	1,109,855	11,963	4.28%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	108,168			89,038
Other liabilities	16,128			14,161

Total liabilities	1,207,606			1,213,054
Shareholders’ equity and puttable common stock	143,776			102,151

Total liabilities, shareholders’ equity and puttable common stock	$1,351,382			$1,315,205

Net interest income		$9,066			$7,550

Net interest spread			2.25%			2.04%
Net interest margin			2.86%			2.45%

Encore Bancshares, Inc. and Subsidiaries

YIELD ANALYSIS

(Unaudited, dollars in thousands)

	For the Nine Months Ended September 30,
	2007			2006
	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid	Average Yield/ Rate
Assets:
Interest-earning assets:
Loans	$943,048	$49,463	7.01%	$824,456	$41,470	6.73%
Mortgages held-for-sale	55,753	3,669	8.80%	77,673	5,104	8.79%
Securities	190,165	5,481	3.85%	296,578	8,656	3.90%
Federal funds sold and other	38,746	1,574	5.43%	25,951	990	5.10%

Total interest-earning assets	1,227,712	60,187	6.55%	1,224,658	56,220	6.14%
Less: Allowance for loan losses	(9,838)			(9,217)
Noninterest-earning assets	102,592			99,339

Total assets	$1,320,466			$1,314,780

Liabilities, shareholders’ equity and puttable common stock:
Interest-bearing liabilities:
Interest checking	$173,671	$3,915	3.01%	$166,603	$2,969	2.38%
Money market and savings	344,978	11,203	4.34%	241,540	6,738	3.73%
Time deposits	374,654	13,810	4.93%	359,101	11,372	4.23%

Total interest-bearing deposits	893,303	28,928	4.33%	767,244	21,079	3.67%
Borrowings and repurchase agreements	164,133	5,319	4.33%	330,328	11,060	4.48%
Junior subordinated debentures	20,743	1,196	7.71%	20,619	1,296	8.40%

Total interest-bearing liabilities	1,078,179	35,443	4.40%	1,118,191	33,435	4.00%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	107,965			83,416
Other liabilities	14,015			13,099

Total liabilities	1,200,159			1,214,706
Shareholders’ equity and puttable common stock	120,307			100,074

Total liabilities, shareholders’ equity and puttable common stock	$1,320,466			$1,314,780

Net interest income		$24,744			$22,785

Net interest spread			2.15%			2.14%
Net interest margin			2.69%			2.49%